EXHIBIT 5.1

                                BROWN & WOOD LLP
                             One World Trade Center
                            New York, N.Y. 10048-0557
                             Telephone: 212-839-5300
                             Facsimile: 212-839-5599





                                            _______________________


Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York  10036

                  Re:      Morgan Stanley Capital I Inc.
                           Registration Statement on Form S-3
                           ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel for Morgan Stanley Capital I Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") relating to the Mortgage Pass-Through Certificates specified therein (the "Certificates"), issuable in series (each, a "Series"). The Registration Statement is being filed with the Securities and Exchange Commission under the 1933 Act. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee and a master servicer to be identified in the prospectus supplement for such Series of Certificates (the "Trustee" and the "Master Servicer" for such Series, respectively).

         We have examined copies of the Company's Certificate of Incorporation and By-laws, a form of Pooling and Servicing Agreement, the forms of Certificates included in the Pooling and Servicing Agreement, the forms of prospectus supplements and prospectuses contained in the Registration Statement (the "Prospectus Supplements" and "Base Prospectuses", respectively) and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Master Servicer, the Trustee and any other party thereto for such Series, such Pooling and Servicing Agreement will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

         2. When a Series of Certificates has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof otherwise being in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Pooling and Servicing Agreement, and issued and delivered against payment therefor as contemplated in the Registration Statement, the Certificates in such Series will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of such Pooling and Servicing Agreement.

         3. The information set forth in the Prospectus Supplements and Base Prospectuses under the caption "Certain Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects.

         We hereby consent to the use of our name in the Base Prospectuses under the caption "Certain Federal Income Tax Consequences" and in the Prospectus Supplements and Base Prospectuses under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            /s/ Brown & Wood LLP

                                                                    Exhibit 5.2

                  [Letterhead of Cadwalader, Wickersham & Taft]

                                                            September 3, 1998

Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York 10036

         Re:      Mortgage Pass-Through Certificates

Gentlemen:

     We have acted as your special counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement"), which Registration Statement is being filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Prospectus identified in the Registration Statement as version 2 (the "Prospectus") describes Mortgage Pass-Through Certificates ("Certificates") to be sold by Morgan Stanley Capital I Inc. (the "Depositor") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each a "Pooling and Servicing Agreement") among the Depositor, a master servicer (a "Servicer"), a trustee (a "Trustee") and such other parties to be identified in the Prospectus Supplement identified in the Registration Statement as version 2 (each a "Prospectus Supplement") for such series. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

     In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, including the Prospectus and the form of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission; and (2) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below. We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Depositor.

         Based on and subject to the foregoing, we are of the opinion that:

                   1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of Depositor, enforceable against the Depositor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law.

                   2. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

                   3. The description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the Prospectus accurately describes the material federal income tax consequences to holders of Offered Certificates, under the existing law and subject to the qualifications and assumptions stated therein.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Certain Federal Income Tax Consequences" in the Prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                      Very truly yours,


                                     /s/   Cadwalader, Wickersham & Taft